Exhibit 10.8

REINSURANCE

TRUST AGREEMENT

THIS REINSURANCE TRUST AGREEMENT (this “Agreement”) is made effective as of the 22nd day of May, 2013 (the “Effective Date”) by and among Osprey Re Ltd, an insurance company domiciled in Hamilton, Bermuda (the “Grantor”). Heritage Property and Casualty Insurance Company, an insurance company domiciled in the State of Florida (together with any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver, or conservator, the “Beneficiary”), and Bank of America, N.A., a banking association organized under the laws of the United States (the “Trustee”). Certain capitalized terms used herein are defined in Section 3.01.

WITNESSETH:

WHEREAS, the Grantor and the Beneficiary have entered into the Reinsurance Agreement whereby the Grantor, as reinsurer, has agreed to indemnify the Beneficiary, as cedant, against certain losses; and

WHEREAS, the Grantor and the Beneficiary desire to create a trust account to hold assets as security for the performance by the Grantor of its obligations from time to time due and owing under the Reinsurance Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

ARTICLE I

PROVISIONS RELATING TO THE TRUST ACCOUNT

Section 1.01 Establishment of Trust Account. The Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee to be held in the City of Chicago, Illinois or in another city within the United States in which the Trustee maintains an office for its trust business, for the sole use and benefit of the Beneficiary, upon the terms and conditions hereinafter set forth and agrees to deposit and maintain assets in an amount that at all times will equal or exceed the Security Amount. The Trustee has no obligation at any time to determine or verify if the amounts deposited in, or thereafter held in, the Trust Account are in excess of the Security Amount or at any other particular level. The Grantor and the Beneficiary agree that the trust created hereunder shall be treated as a “grantor trust” for federal income tax purposes, and the Grantor shall report all items of income, gain or loss with respect to the Authorized Investments (as defined below) on its federal income tax return, in accordance with Section 1.14.

Section 1.02 Deposit into Trust Account. The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such securities and other property as the Grantor and/or the Beneficiary from time to time may transfer or remit to or vest in the Trustee or place in the Trustee’s hands or under the Trustee’s control and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth (the “Trust Assets”). All such Trust Assets at all times shall be maintained by the Trustee in the Trust Account, separate and distinct from all other assets on the books and records of the Trustee, and shall be continuously kept in a safe place within the United States. Within six (6) business days after this Agreement is fully executed, the Grantor shall deliver to the Trustee, and deposit into the Trust Account, Trust Assets with such market value as agreed by and between the Grantor and the Beneficiary. The Trustee shall have no obligation to determine or verify such value. The Trustee shall be responsible only for those assets actually delivered by the Grantor; the Trustee shall have no obligation to seek or compel delivery of assets from the Grantor or any other person or entity.

Section 1.03 Authorized Investments. Unless otherwise approved in writing by the Beneficiary, assets deposited in the Trust Account by the Grantor and investments and reinvestments thereof, shall consist solely of cash, certificates of deposit issued by a United States bank and payable in United States legal tender, and those securities representing investments of the types specified in Part II of Chapter 625 of the Florida Statutes; provided, however that no such securities shall have been issued by a parent, a subsidiary, or an affiliate of either the Grantor or the Beneficiary (“Authorized Investments”). Any deposit or investment direction by the Grantor shall constitute a certification by the Grantor to the Beneficiary and the Trustee that the assets so deposited, or to be purchased pursuant to such investment direction, are Authorized Investments. The Trustee may rely upon such certification and shall have no independent obligation to verify that assets deposited in, or thereafter held in, the Trust Account constitute Authorized Investments.

Section 1.04 Negotiable Form. The Grantor hereby represents and warrants that all assets deposited in, or thereafter held in, the Trust Account shall be in such form that the Beneficiary or the Trustee, upon direction by the Beneficiary, may whenever necessary negotiate any such assets, without consent or signature from the Grantor or any other person or entity. The Grantor shall, upon execution of this Agreement, and from time to time thereafter as required, execute assignments or endorsements in blank of all securities or other property standing in the Grantor’s name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, the Trustee can negotiate any such asset without the consent or signature of the Grantor or any person or entity; any assets received by the Trustee which the Trustee determines are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

Section 1.05 Holding of Registered Securities. The Trustee is directed to transfer into the name of nominees selected by it all registered securities from time to time held under this Agreement. The Trustee shall be responsible for the acts of its nominee with respect to such securities. Securities shall be held in a nominee name of the Trustee, by authorized officers of the Trustee to facilitate the holding and transfer of title on behalf of the Trustee. To effect the transfer of registered securities into the name of the Trustee’s nominee, to facilitate the collection of any payment thereon and to effect any other action in relation thereto or in order to meet any requirement thereof, the Grantor authorizes the Trustee to execute in the Grantor’s name, and to deliver, any instrument determined by the Trustee to be appropriate in furtherance of the purposes hereof, and to guarantee in the Trustee’s name as the signature of the Grantor any signature so placed on such instrument.

Section 1.06 Holding of Other Assets. The Trustee may utilize the services of any Federal Reserve Bank or The Depository Trust Company (“DTC”) for the purpose of maintaining security deposits in the Trust Account as described herein. All other assets, which are not in Federal Reserve book entry form or deposited at DTC, shall be held by the Trustee in bearer form or in the Trustee’s nominee name at the Trustee’s offices in certificated form within the United States.

Section 1.07 Substitution of Trust Assets. The Trustee shall allow no substitutions of Trust Assets from the Trust Account except on written instructions from the Beneficiary; provided, however, that the Trustee may allow substitutions of Trust Assets upon written instructions from the Grantor if (i) such substitution is a substitution of Authorized Investments for other Authorized Investments or for United States legal tender and (ii) the then current market value of the Authorized Investments so substituted is not less than the then current market value of the Trust Assets withdrawn. Such written instructions from the Grantor shall be a certification by the Grantor that the immediately preceding items (i) and (ii) are satisfied. The Trustee is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 (such person verifying the instruction shall be different than the person initiating the instruction), and the Trustee may rely upon the confirmation of anyone purporting to be the person or persons so designated. The parties hereto aside from the Trustee agree that the Trustee may delay the initiation of any substitution until these security measures it deems to be necessary and appropriate have been completed and shall incur no liability on account of such delay. The Beneficiary and the Grantor agree that the Trustee will use prices furnished by standard industry pricing services in determining market values of Trust Assets in the Trust Account and further agree that the Trustee can conclusively rely on such prices. If no current price is available from standard industry pricing services for any security included among the Trust Assets, the Beneficiary and the Grantor agree that the Trustee shall be entitled to rely on written certification of the Grantor as to the market value of that security. If no current price is available from standard industry pricing services for any security included among the Trust Assets and the Grantor fails to provide written certification of the value of such security in sufficient time for the Trustee to include the price in the statement for the Trust Account, the Trustee will not be required to provide a current price for such security and shall not incur any liability by omitting a current price for such security on the statement. The Trustee shall not incur any liability in relying in good faith on market values determined in accordance with the above procedures.

Section 1.08 Investment and Reinvestment Directions.

(a) Responsibility for directing the Trustee to invest the assets in the Trust Account, and to reinvest maturing Trust Assets, interest, dividends, or the proceeds from the sale or redemption of any such Trust Assets, or any other distribution in respect thereof, shall be that of the Grantor, and, unless and until directed by the Grantor, the Trustee shall not be required to take any action with respect to the investment or reinvestment of the Trust Assets. The Trustee shall invest and reinvest the Trust Assets only as the Grantor shall direct in writing, subject to Sections 1.03 and 1.07, and the Trustee shall (1) have no liability for its reliance on said directions, and (2) have no duty or obligation under this Agreement or otherwise to confirm that investments in which it is directed to invest constitute Authorized Investments. If there are no investment instructions applicable to Trust Assets, the Trustee shall hold such amounts in cash until otherwise directed by the Grantor.

(b) Notwithstanding the requirements of Section 1.08(a), the Trustee is authorized to accept and act upon any investment direction from the Grantor delivered electronically in accordance with generally accepted and standard practices in the financial services industry, including investment instructions delivered via the SWIFT or DTC ID systems.

(c) The Grantor may appoint one or more investment managers who shall have the authority to invest and reinvest all or a portion of the assets in the Trust Account pursuant to an investment management agreement between the Grantor and the investment manager. The Grantor is solely responsible for ensuring that all investment guidelines, restrictions and instructions that are given to the investment manager are permitted under the relevant provisions of this Agreement and applicable law, including, but not limited to, Florida Statutes. The Trustee shall have no investment authority or responsibility for the Trust Assets that the Grantor places under the authority of an investment manager. The Trustee shall not be liable for the acts or omissions or the insolvency of any such investment manager selected by the Grantor.

(d) To the extent the Trustee has advanced funds in connection with the settlement of purchases, sales, and maturities of Trust Assets, the Trustee shall have a security interest in the Trust Assets which are the subject of such purchase, sale or maturity and all the remedies of a secured party under the Uniform Commercial Code with respect to such Trust Assets until the Trustee has been repaid the amount of such advance, and the Trustee’s security interest in such Trust Assets shall be released upon repayment of such advance to the Trustee.

Section 1.09 Interest; Dividends. All interest or dividends received by the Trustee shall be deposited by the Trustee in the Trust Account and held and invested under the terms of this Agreement. To the extent the Trustee has advanced funds in connection with any interest, dividend and other income posted and credited on the payment date to the Trust Account which is not subsequently received by the Trustee, the Trustee may debit the Trust Account for this purpose. If there are no investment instructions applicable to such interest, dividends or other income, the Trustee shall hold such amounts in cash until otherwise directed by the Grantor.

Section 1.10 Withdrawals of Trust Assets.

(a) The Beneficiary shall have the right to withdraw Trust Assets from the Trust Account at any time, without notice to the Grantor, subject only to written notice from the Beneficiary to the Trustee. No other statement or document need be presented in order for the Beneficiary to withdraw Trust Assets, except the Beneficiary shall be required to acknowledge in writing to the Trustee receipt of the withdrawn Trust Assets. In addition, the Beneficiary may, at any time, designate a party to which all or part of the Trust Assets are to be transferred (the “Designee”), subject to the provisions of Section 1.11.

(b) The Parties acknowledge that this Agreement is established in conjunction with a Reinsurance Agreement covering risks other than life, annuities and accident and health. The Beneficiary shall use and apply any amounts withdrawn from the Trust Account, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

(1)	to pay or reimburse the Beneficiary for the Grantor’s share under the Reinsurance Agreement of any losses and allocated loss expenses paid by the Beneficiary but not recovered from the Grantor or for unearned premiums due to the Beneficiary, if not otherwise paid by the Grantor in accordance with the terms of such Reinsurance Agreement; or

(2)	to make payment to the Grantor of any amounts held in the Trust Account that exceed 102 percent of the actual amount required to fund the Grantor’s entire Obligations (as defined below) under the Reinsurance Agreement; or

(3)	where the Beneficiary has received notification of the termination of the Trust Account, and where the Grantor’s Obligations under the Reinsurance Agreement remain unliquidated and undischarged ten (10) days prior to such termination date, to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Beneficiary, in any United States bank or trust company, apart from its general assets, and in trust for such uses and purposes specified in items (1) and (2) immediately above as may remain executory after such withdrawal and for any period after such termination date.

For purposes of this Section 1.10(b), “Obligations” means: (i) losses and allocated loss expenses paid by the Beneficiary, but not recovered from the Grantor; (ii) reserves for losses reported and outstanding; (iii) reserves for losses incurred but not reported; (iv) reserves for allocated loss expenses; and (v) reserves for unearned premiums.

(c) The Trustee shall have no duty or responsibility whatsoever to determine that any withdrawal or transfer of Trust Assets pursuant to this Section 1.10 is in compliance herewith, or that any such withdrawn or transferred Trust Assets will be used and applied in the manner provided for by this Section 1.10 or the Reinsurance Agreement.

Section 1.11 Procedures Relating to Withdrawals

(a) If the Trust Account does not contain sufficient cash to permit withdrawal (or transfer to a Designee) of the full amount requested by the Beneficiary pursuant to Section 1.10 (a “Withdrawal Request”), the Trustee shall immediately notify the Grantor and the Beneficiary of such fact, and the Trustee shall take direction from the Grantor to settle a sale transaction and/or substitute (subject to and in accordance with Section 1.07 hereof) such Trust Assets as may be required in order to provide sufficient cash to satisfy the requirements of such Withdrawal Request. In the absence of timely direction from the Grantor to generate sufficient cash to satisfy the requirements of such Withdrawal Request, the Trustee’s sole obligation will be to comply with the Withdrawal Request then directed by the Beneficiary under this Section 1.11 to the extent cash or other Trust Assets are available.

(b) Upon receipt of a Withdrawal Request from the Beneficiary which specifies the withdrawal of specific assets from the Trust Account, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Trust Assets specified in such Withdrawal Request to the Beneficiary or the applicable Designee, and shall deliver physical custody of such Trust Assets to or for the account of the Beneficiary or the Designee as specified in such Withdrawal Request. The Trustee shall not be liable for any actions taken in reliance upon any such Withdrawal Request or written demand of the Beneficiary for such withdrawal or transfer. The Trustee shall be protected in relying upon any written demand of the Beneficiary for such withdrawal or transfer.

(c) Except as provided in Sections 1.07, 1.08 and 1.09, no person other than the Beneficiary may direct a withdrawal or transfer of Trust Assets from the Trust Account. The Trustee shall have no independent obligation to verify that the value of the Trust Assets in the Trust Account, either before or after any withdrawal or transfer therefrom, is at any particular level or otherwise determine if it is higher or lower than the Security Amount.

(d) Any sale or other conveyance of Trust Assets by the Trustee made pursuant to the terms of this Agreement shall bind the Grantor and the Beneficiary and shall be effective to transfer or convey all right, title and interest of the Trustee, the Grantor and the Beneficiary in and to such Trust Assets. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trustee.

(e) The Beneficiary and the Grantor shall provide notice to the Florida Office of Insurance Regulation prior to any Trust Assets being withdrawn from the Trust Account.

Section 1.12 Notices From the Trustee.

(a) The Trustee shall furnish to the Grantor and the Beneficiary statements describing in reasonable detail all Trust Assets in the Trust Account upon its inception and thereafter at intervals no less frequent than as of the end of each calendar quarter. Each such accounting shall be given as soon as practicable.

(b) The Trustee shall furnish to the Grantor and the Beneficiary notice of any deposits to, substitutions of or permitted withdrawals from the Trust Account within ten (10) days of the occurrence of such event via a transmission method chosen by the Trustee.

Section 1.13 Corporate Actions Relating to Trust Assets; Voting Rights. The Trustee shall advise the Grantor and the Beneficiary upon receipt by the Trustee of notice of any corporate action affecting any Trust Assets in the Trust Account. The Trustee shall forward all corporate action materials, and such other materials it regularly sends to its customers relating to the securities its holds, to the Grantor, with a copy to the Beneficiary. The Trustee shall follow written instructions signed by the Grantor with regard to voting such corporate actions, and to the extent necessary, shall execute and deliver such corporate actions to the appropriate person or entity so long as any new Trust Assets or cash that results from the corporate action will be remitted to the Trust Account. If the corporate action will result in Trust Assets being delivered from the Trust Account without new Trust Assets or cash being delivered in exchange for such Trust Assets, then that delivery of Trust Assets shall be deemed a withdrawal from the Trust Account and shall require the written consent of the Beneficiary in addition to the written instructions of the Grantor. The Trustee shall accept and open all mail directed to the Grantor in care of the Trustee and shall promptly forward such mail, including all proxies and proxy materials relating to the Trust Assets in the Trust Account, to the Grantor.

Section 1.14 Income. The Grantor shall be responsible for net income of, and income taxes attributable to, the Trust Account as determined for federal or state income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof). The Grantor shall be responsible for causing to be prepared and filed in a timely fashion all tax returns of the Trust Account relating to the transactions contemplated by this Agreement, and the Grantor shall send a copy of each such tax return to the Trustee. The Trustee shall not be personally liable for any tax due and payable in connection with this Agreement.

ARTICLE II

PROVISIONS RELATING TO THE TRUSTEE

Section 2.01 Trustee.

(a) The Trustee shall be a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company.

(b) The Trustee shall not be the parent, subsidiary or affiliate of either the Grantor or the Beneficiary.

Section 2.02 Fees. The Trustee shall be entitled to receive as compensation for its services hereunder, fees, computed and payable quarterly, at such rates as specified in writing with the Grantor. The fee schedule may be amended from time to time without notice to the Beneficiary. The Grantor shall be solely responsible for the payment of the fees of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The Trustee shall submit to the Grantor a bill for such fees. The Trust Account shall not be utilized for payment of such fees. Notwithstanding the foregoing, the Trustee may charge the Trust Account, to the extent any amounts held therein exceed the Security Amount, with any unpaid fees and reasonable expenses of the Trustee that are not paid by the Grantor, or any out-of-pocket costs or expenses incurred by the Trustee in settling the purchase or sale of securities in accordance with this Agreement. The right to receive and collect the amounts payable pursuant to this Section 2.02 shall survive the termination of this Trust Agreement.

Section 2.03 No Obligation to Advance Funds. All payments to be made by the Trustee under this Agreement shall be made only from the Trust Account, and only to the extent that the Trustee shall have received sufficient funds from the Trust Account to make such payments in accordance with the terms hereof. The Trustee shall not be required to expend, advance, risk or disburse its own funds in the administration of the Trust Account. The Grantor and the Beneficiary agree that they will look solely to the Trust Account, to the extent Trust Assets are available for the distributions as herein provided.

Section 2.04 Liability of the Trustee. The Trustee shall be liable for the safekeeping and administration of the Trust Account in accordance with the provisions of this Agreement. The Trustee shall not be liable for any expense, cost, damage, claim, liability, fee or other obligation arising out of or related to the Trust Account or this Agreement, and shall not be responsible for any loss to the Trust Account, unless any such expense, cost, damage, claim, liability, fee, loss or other obligation is caused by the Trustee’s own negligence, willful misconduct or lack of good faith. Any loss incurred pursuant to the terms of Section 1.08 shall be borne exclusively by the Trust Account and the Grantor.

Section 2.05 Indemnification.

(a) The Trustee shall be protected in acting upon any statement, notice, direction, resolution, request, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, radiogram, electronic mail, fax, or other communication believed by the Trustee to be genuine and to have been signed, sent or presented by the proper Party. All notices to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

(b) Whenever an action by the Trustee is authorized by an instruction pursuant to the provisions of this Agreement and such action is taken strictly in accordance with such instructions, the Party or Parties giving such instruction hereby agree to indemnify, jointly and severally, the Trustee, its officers, directors, and employees from and against all loses, damages, costs, and expenses, including reasonable attorneys fees and expenses, resulting from any action so taken by the Trustee, subject to Section 2.04.

(c) The Grantor hereby indemnifies the Trustee and its affiliates, successors, agents, assigns, officers, directors, shareholders, and employees for, and holds them harmless against, any loss, liability, costs or expenses (including reasonable attorneys’ fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of the Trustee’s obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Trust Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Agreement and hereby grants the Trustee a first priority lien, right of set-off and security interest in the funds in any amounts or investments in the Trust Account that exceed the Security Amount for the payment of any claim for compensation, reimbursement or indemnity hereunder; provided it is acknowledged that the obligation of the Grantor to pay the foregoing indemnities is not limited to such amounts or investments.

Section 2.06 Authorized Representatives. Except when otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, direction, request, consent, approval, or other instrument to be delivered or furnished by the Grantor or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor or the Beneficiary, as applicable, by such Party’s authorized representative. The Grantor and the Beneficiary shall provide the Trustee with a list of authorized representatives, initially authorized hereunder as set forth on Schedule 1, as such Schedule 1 may be amended or supplemented from time to time by delivery to the Trustee of a revised and re-executed Schedule 1. Such authorized representative of the Grantor may include a third party investment manager, if the Trustee receives documentation reasonably satisfactory to the Trustee of such investment manager’s authority to act on behalf of the Grantor. The Trustee is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the applicable Party or by a person or persons authorized by such Party. The Trustee shall be protected in acting upon any written statement or other instrument made by such authorized representative of the Grantor or the Beneficiary with respect to the authority conferred on him.

Section 2.07 Opinions of Counsel. The Trustee shall be entitled to rely on advice of or on an opinion of counsel concerning all matters of trust and its duty hereunder. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of Trust Assets by the Beneficiary.

Section 2.08 Trust Account Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor and the Beneficiary may examine such records upon reasonable notice at any time during business hours by any person duly authorized in writing by the Grantor or the Beneficiary.

Section 2.09 No Implied Duties. The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee.

Section 2.10 No Violation. No provisions of this Agreement shall require the Trustee to take any action, which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.

Section 2.11 Resignation.

(a) The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

(b) The Trustee may resign, by written resignation, effective not less than ninety (90) days after receipt thereof by the Grantor and the Beneficiary, and the Grantor may remove the Trustee at any time without assigning any cause therefor, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of notice thereof; provided, however, that no such resignation or removal shall be effective until a successor trustee has been appointed by the Grantor and approved by the Beneficiary (which approval shall not be unreasonably withheld) and has accepted such appointment, and all Trust Assets in the Trust Account have been duly transferred to such successor trustee. If no such appointment is made within the ninety (90) day period, the Trustee may file suit for the appointment of a successor trustee in a court of appropriate jurisdiction at the cost of the Grantor. In case of the appointment of a successor trustee all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor trustee and every successor trustee shall succeed to take and have all the estate, powers, rights and duties of the trustee named herein which belonged to or were held by its predecessor. A successor trustee shall have no duty, responsibility or obligation to investigate the prior acts or omissions of any prior trustee or to institute any action or file any claim against any prior trustee. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a final accounting with respect to the Trust Account.

(c) Any corporation or other entity into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity shall be a party, or any corporation or other entity to which substantially all of the corporate trust business of the Trustee in its individual capacity may be transferred, shall, subject to the terms of paragraphs (a) and (b) of this Section 2.11, be the Trustee under this Agreement without further action.

Section 2.12 Insolvency. Notwithstanding any other provision in this Agreement, if Grantor has been declared insolvent or placed into receivership, rehabilitation, liquidation, or similar proceedings under the laws of its state or country of domicile, the Trustee shall comply with an order of the commissioner with regulatory oversight over the Trust Account or court of competent jurisdiction directing the Trustee to the transfer to the commissioner with regulatory oversight or other designated receiver all of the Trust Assets. Any distribution of Trust Assets shall be applied in accordance with the priority statutes and laws of the state in which the Trust Account is domiciled as applicable to the assets of insurance companies in liquidation. If the commissioner with regulatory oversight determines that the Trust Assets or any part thereof are not necessary to satisfy claims of the United States beneficiaries of the Trust Account, the Trustee will distribute the Trust Assets or any part of them in accordance with this Agreement upon the return of such Trust Assets to the Trustee.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01 Certain Definitions. For the purposes of this Trust Agreement, the following terms shall have the meanings set forth below:

“Party” shall mean the Grantor, the Beneficiary or the Trustee, when referred to individually, and collectively, as “Parties”.

“Reinsurance Agreement” shall mean the reinsurance agreement between the Grantor and the Beneficiary identified in Schedule 2 attached hereto.

“Security Amount” shall mean an amount equal to 100% of the Grantor’s outstanding obligations under the Reinsurance Agreement, less the value of the letter of credit issued by the Grantor to the Beneficiary and held by the Beneficiary. The Beneficiary shall at any time upon request by the Trustee certify to the Trustee the current Security Amount and the Trustee shall be fully protected in acting in reliance on such certification for any purpose.

Section 3.02 Term and Termination.

(a) This Agreement shall be effective as of the Effective Date and remain in full force and effect until one of the following events occurs:

(1)	The Grantor and the Beneficiary mutually agree to terminate the Agreement and provide at least thirty (30) days written notice thereof to the Trustee and the Florida Office of Insurance Regulation at 200 East Gaines Street, Tallahassee, FL 32399 of a Termination Date at least sixty (60) days out. Upon receipt of such written notice, the Trustee shall, at least 30 days prior to the Termination Date, deliver written notification of such termination to the Grantor and the Beneficiary.

(2)	The Security Amount is at any time less than $1,000,000 and at least sixty (60) days written notice thereof is provided to the Trustee jointly by the Grantor and the Beneficiary.

(3)	The Reinsurance Agreement is terminated for any reason whatsoever, and at least sixty (60) days written notice thereof is provided to the Trustee jointly by the Grantor and the Beneficiary.

(4)	Sixty (60) days after all Trust Assets in the Trust Account are withdrawn in accordance with Section 1.10.

(b) The Trustee shall provide written notice of termination of the Trust Account to the Beneficiary, the Grantor and the Florida Office of Insurance Regulation at 200 East Gaines Street, Tallahassee, FL 32399 at least thirty (30) days, prior to the effective date of such termination (the “Termination Date”). Upon the termination of this Trust Agreement, if there are Trust Assets then remaining in the Trust Account, the Trustee shall, subject to the Beneficiary’s written consent and the Beneficiary’s right to make withdrawals in accordance with Section 1.10, transfer, pay over and deliver to the Grantor any and all of the remaining Trust Assets of the Trust Account, less all of the Trustee’s proper fees and expenses then owing in exchange for a written receipt from the Grantor. If the Beneficiary does not provide such written consent to the Trustee prior to the Termination Date, then the Trustee shall not disburse any of the Trust Assets to the Grantor on the Termination Date and shall be entitled to act pursuant to Section 2.07 and/or to resign pursuant to Section 2.11.

Section 3.03 Governing Law. The provisions of and validity and construction of this Agreement and any amendments hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois with regard for its conflicts of law principles, and the Trust Account created hereunder shall be administered in accordance with the laws of said State.

Section 3.04 Amendment; Waiver. This Agreement may be amended at any time by written agreement signed by the Grantor and the Beneficiary and delivered to the Trustee; provided, however, that no such amendment shall be effective to in any way change the powers, rights or duties of the Trustee without the Trustee’s written consent. Any waiver or discharge must be in writing and signed by the Party against which the enforcement of such waiver or discharge is sought. The failure or delay of any Party at any time to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any provision of this Agreement shall be construed or deemed to be a further or continuing waiver of any such provision or a waiver of any other provision.

Section 3.05 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Agreement.

Section 3.06 Binding Effect. This Agreement shall be binding upon the successors and assigns of the parties hereto. This Agreement is not subject to any conditions or qualifications outside of this Agreement.

Section 3.07 Notices. Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be deemed to have been duly given upon receipt and made (a)(i) when delivered personally, or (ii) when sent by a nationally recognized overnight delivery service, or (iii) when sent by first class certified or registered mail return receipt requested, postage prepaid, and (b) when addressed as follows:

If to the Grantor:

Osprey Re Ltd

700 Central Ave., Suite 500

St. Petersburg, FI. 33701

Attn: Stephen Rohde

with a copy (which shall not constitute notice) to:

Osprey Re Ltd

700 Central Ave., Suite 500

St. Petersburg, FI. 33701

Attn: Richard Widdicombe

If to the Beneficiary:

Heritage Property and Casualty Insurance Company

700 Central Ave., Suite 500

St. Petersburg, FI. 33701

Attn: Stephen Rohde

with a copy (which shall not constitute notice) to:

Heritage Property and Casualty Insurance Company

700 Central Ave., Suite 500

St. Petersburg, FI. 33701

Attn: Richard Widdicombe

If to the Trustee:

Bank of America, N.A.

Global Custody and Agency Services

135 South LaSalle Street

Mail Code IL4-135-14-01

Chicago, IL 60603

Attn: Nestor Policarpio

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communication by giving written notice of such change to the other Parties.

Section 3.08 Counterparts. This Agreement may be executed in any number of counter parts, each of which when so executed and delivered shall constitute but one and the same Agreement.

Section 3.09 Account Opening Procedures. The Grantor and the Beneficiary shall, as a condition of establishing this Trust Account with the Trustee, complete the attached Supplemental Documents and provide any supplemental information required by the Trustee in connection with its normal account opening procedures.

Section 3.10 Acknowledgement of Trustee Commercial Relations. The Trustee in its individual capacity, or any corporation in or with which the Trustee in its individual capacity or its stockholders may be interested or affiliated, or any officer or director of the Trustee in its individual capacity or of any other such corporation or any agent appointed by the Trustee, may have commercial relations and otherwise deal with the Grantor and the Beneficiary or with any other corporation having relations with the Grantor or the Beneficiary, and with any other corporation or entity, whether or not affiliated with the Trustee.

Section 3.11 Dispute Resolution. The parties acknowledge and agree that any Party may pursue judicial remedies at law or equity in the event of a dispute arising with respect to this Agreement.

Section 3.12 Cooperation. Each Party shall cooperate with the other Parties and, individually or collectively, shall promptly take such further action and promptly execute such further documents, certificates, instruments, statements, filings, conveyances and agreements, as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 3.13 No Third Party Beneficiaries. No person who is not a Party to this Agreement shall have standing to enforce this Agreement, nor any legal or equitable right, remedy or claim under this Agreement, nor have any third party beneficiary rights under this Agreement. Nothing contained in this Agreement is intended to confer upon any person other than the Parties and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement.

Section 3.14 Headings; Interpretation.

(a) The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. All references herein to articles and sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

(b) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Any reference to number of days shall mean calendar days unless otherwise specified. Any reference to monetary amounts shall refer to United States Dollars unless otherwise specified.

(c) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. This Agreement has been reviewed, negotiated and accepted by each of the Parties and their respective attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

Section 3.15 USA Patriot Act; Illegal Activities.

(a) Neither the Grantor nor the Beneficiary is (or will be) a Person with whom the Trustee is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, the Grantor and the Beneficiary hereby agree to provide to the Trustee any additional information that the Trustee deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

(b) The Trustee shall have the right, in its sole discretion, to reject appointment as trustee and reject assets from the Grantor in the event that the Trustee has reason to believe that such assets violate applicable banking practices or applicable laws or regulations, including the USA Patriot Act of 2001, 31 U.S.C. § 5318. In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, the Grantor and the Beneficiary will assist the Trustee and comply with any reviews, investigations and examinations directed against the Trust Assets.

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IN WITNESS WHEREOF the parties hereto have executed this Trust Agreement as of the 22 day of May, 2013.

Osprey Re Ltd Grantor		Bank of America, N.A. Trustee

By:		By:	/s/ Illegible

Title:	President	Title:	Vice President

Heritage Property and Casualty Insurance Company Beneficiary

By:

Title:	CFO